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                    REVOLVING CREDIT AGREEMENT AND ASSIGNMENT


                            Dated as of June 11, 2002

                                 by and between

                           LEAF FINANCIAL CORPORATION

                                       and

                               NATIONAL CITY BANK






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                                TABLE OF CONTENTS






 1.     The Loans.........................................................     1

 2.     Security Interest and Assignment..................................     3

 3.     Indebtedness Secured..............................................     5

 4.     Representations and Warranties of Debtor..........................     5

 5.     Eligibility Requirements..........................................     7

 6.     Covenants of Debtor...............................................     9

 7.     Agreement to Indemnify............................................    13

 8.     Agreements Regarding Collections..................................    14

 9.     Prepayments; Mandatory Prepayments................................    16

 10.    Default...........................................................    18

 11.    Certain Defined Terms.............................................    20

 12.    Miscellaneous.....................................................    21

                    REVOLVING CREDIT AGREEMENT AND ASSIGNMENT

         THIS REVOLVING CREDIT AGREEMENT AND ASSIGNMENT (this "Agreement") dated as of June 11, 2002, is made, by and between LEAF FINANCIAL CORPORATION ("Leaf Financial"), a Delaware corporation with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103 ("Debtor") and NATIONAL CITY BANK, a national banking association with offices at One South Broad, 13th Floor, Philadelphia, Pennsylvania 19107 ("Secured Party").

                                    RECITALS

         A. Until the Commitment Termination Date, Debtor and Secured Party contemplate that Secured Party will from time to time make loans to Debtor (each, a "Loan" and collectively the "Loans") evidenced by Debtor's Master Note (the "Note").

         B. In exchange for each Loan, Debtor will assign to Secured Party one or more leases or equipment finance agreements and will grant to Secured Party a security interest in the equipment, the payments and all collateral covering and proceeds arising under said leases and agreements pursuant to a Security Agreement dated as of June 11, 2002 between Debtor and Secured Party.

         C. Debtor may repay such Loans with the proceeds of fundings to be made under permanent financing to be undertaken in the near future, which permanent financing may require a transfer and release of the Collateral hereunder.

         D. All of the requirements of law have been fully complied with and all other acts and things necessary to make this Agreement a valid, binding and legal instrument have been done and performed.

         ACCORDINGLY, the parties agree as follows:

         1.  The Loans.

         (a) Loan. Subject to the terms and conditions of this Agreement, Secured Party agrees to make Loans to the Debtor up to an aggregate principal amount of $10,000,000 (the "Commitment"), during the period commencing the date hereof and ending on the 364th day following the date hereof unless earlier terminated pursuant to the terms of this Agreement (the "Commitment Termination Date"). On or before 2:00 p.m. (Cleveland, Ohio time) at least one (1) Business Day prior to its intention to obtain a Loan from the Secured Party pursuant to the terms hereof, Debtor shall have delivered to the Secured Party a notice specifying the requested borrowing date and the principal amount of such Loan accompanied by (x) a borrowing computation in the form satisfactory to the Debtor specifying the Borrowing Limit for such requested Loan and the aggregate Borrowing Base outstanding on such date, and (y) a report in the form attached as Exhibit F hereto. No Loan shall be made if, after giving effect thereto, the



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aggregate outstanding principal amount of all Loans would exceed the lesser of
(x) the Borrowing Base or (y) the Commitment (the "Borrowing Limit"). Each Contract offered to Secured Party in connection with a Loan request shall (i) satisfy all of the conditions attributable to an Eligible Contract (as defined below), (ii) be in form and substance satisfactory to the Secured Party and otherwise comply with the conditions set forth in this Agreement. Each Loan shall be in the amount equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00). Amounts borrowed and repaid may be reborrowed.

         (b) Note. The Loans shall be evidenced by the Note as set forth on Exhibit A.

         (c) Term of the Loan, Payments of Principal and Interest. Principal on Loans advanced under the Commitment shall be due, in full, on the Commitment Termination Date; provided that at no time shall the aggregate principal of outstandings exceed the Borrowing Base. If at any time such excess exists, Debtor will promptly, and in any event within two Business Days, reduce the outstanding aggregate principal balance of the Loans to an amount no greater than the lesser of (x) Borrowing Base or (y) the Commitment. Unless interest shall be determined pursuant to a LIBOR Contract Period longer than one (1) month, accrued interest on Loans advanced under the Commitment shall be paid monthly on the first day of each month and on the Commitment Termination Date. Loans may be voluntarily prepaid as provided in Section 9(h) hereof. No Loan may be prepaid while interest is being accrued at a Fixed Rate except at the end of a Contract Period except with the prior written consent of the Bank and the payment of a pre-payment premium with regard to such Loan.

         (d) Interest Rate. (i) The interest rate applicable to the Loans will be determined and adjusted using either (A) the "Prime Rate" (as defined below) plus one percent (1%) per annum and interest on such Loans shall be the Prime Rate of the Secured Party announced in Cleveland, Ohio or (B) LIBOR plus three percent (3%) per annum. "Prime Rate" shall mean that rate of interest quoted by Secured Party as its Prime Rate, as it may change from time to time, which Prime Rate is not Secured Party's lowest or best rate of interest. The "Prime Rate" shall change effective on the date of the publication of any change in such Prime Rate. "LIBOR" means, with respect to a Unit, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Secured Party by dividing (a) the rate per annum determined by Secured Party to equal the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to that Unit and with a maturity similar to the Contract Period for that Unit are offered to Secured Party at 11:00 A.M. London time (or as soon thereafter as practicable) 2 Eurodollar Banking Day s prior to the first day of that Contract Period by banking institutions in any Eurodollar market selected by Secured Party by (b) the difference of one (1) less the Reserve Percentage. "LIBOR Unit" means a Unit for which the Contract Rate is based on LIBOR or a fluctuating rate of interest based on a Daily LIBOR Index. "Contract Period" means, relative to a LIBOR Unit, a period that shall commence on a Eurodollar Banking Day and end one (1) day, one (1) month, two (2) months or three (3) months thereafter, provided, that (a) if any Contract Period otherwise would end on a day that is not a Eurodollar Banking Day, it shall end

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instead on the next following Eurodollar Banking Day unless that day falls in another calendar month, in which latter case the Contract Period shall end instead on the next preceding Eurodollar Banking Day and (b) if any Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which that Contract Period is to end, it shall end on the last Eurodollar Banking Day of that calendar month. "Eurodollar Banking Day " means any Banking Day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at the place where Secured Party's office is located and in New York City. "Fixed Rate" means a rate of interest based upon a LIBOR Contract Period of one (1) month, two (2) months or three (3) months; "Reinvestment Rate" means, when used with respect to any period, a per annum rate of interest equal to the "bond equivalent yield" for the most actively traded issues of U. S. Treasury Bills, U. S. Treasury Notes, or U. S. Treasury Bonds for a term similar to the period in question. "Reserve Percentage" means the percentage (expressed as a decimal) which Secured Party determines to be the maximum (but in any case less than 1.00) reserve requirement (including, without limitation, any emergency, marginal, special, or supplemental reserve requirement) prescribed for so-called "Eurocurrency liabilities" (or any other category of liabilities that includes deposits by reference to which the interest rate applicable to LIBOR Units is determined) under Regulation D (as amended from time to time) of the Board of Governors of the Federal Reserve System or under any successor regulation which Secured Party determines to be applicable, with each change in such maximum reserve requirement automatically, immediately, and without notice changing the interest rate thereafter applicable to each LIBOR Unit, it being agreed that LIBOR Units shall be deemed Eurocurrency liabilities subject to such reserve requirements without the benefit of any credit for proration, exceptions, or offsets.

             (ii) LIBOR Unavailable. Notwithstanding any provision or inference to the contrary, the Contract Rate shall not be based on LIBOR if Secured Party shall determine in good faith that (a) any governmental authority has asserted that it is unlawful for Secured Party to fund, make, or maintain loans bearing interest based on LIBOR, or (b) circumstances affecting the market selected by Secured Party for the purpose of funding the Subject Loans make it impracticable for Secured Party to determine LIBOR. Secured Party's books and records shall be conclusive (absent manifest error) as to whether Secured Party shall have determined that the Contract Rate is prohibited from being based on LIBOR. If the Contract Rate is prohibited from being based on LIBOR as a result of the occurrence of one of the events referenced in this section 1(d), then, and in each such case, notwithstanding any provision or inference to the contrary, the then outstanding principal balance shall, upon Secured Party giving Leaf Financial notice of Secured Party's determination of the occurrence of such an event, bear interest at the Prime Rate as contemplated in section 1(d)(i).

         (e) Interest on Overdue Amounts. If Debtor shall fail to timely pay any amount due to Secured Party under any Loan, Debtor shall continue to pay Secured Party interest on such unpaid amount at the per annum rate of interest applicable to that Loan prior to such late payment, provided, however, that if such payment is not made to Secured Party within five (5) Business Days after

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the applicable due date, then interest upon such unpaid amount shall be paid at a per annum rate equal to three percent (3%) above the Prime Rate (the "Default Rate").

         (f) Method of Payment. All Loan payments shall, unless otherwise specified by Secured Party in writing, be debited from any account maintained by Debtor at the Secured Party. The authorization to debit any account at the Secured Party for all amounts due under the Agreement and the Loans shall continue, and is irrevocable, so long as any Loans are outstanding. In the event the funds in such accounts are insufficient to pay in full the required payments, Debtor shall immediately pay such deficiency by wire transfer of immediately available funds. If Secured Party permits payment to be made to Secured Party by wire transfer it shall be to an account designated in writing by Secured Party.

         (g) Direct and Continuing Liability. Notwithstanding any other provision of the Note or this Agreement, Debtor shall be directly and personally liable for the full and prompt payment of each Loan. Liability for each Loan will be fully recourse to all of Debtor's assets.

         (h) Loans as Debt. The parties intend the Loans to be treated as debt for tax and all other purposes.

         (i) Conditions Precedent. The Secured Party shall not be obligated to make any loan to the Debtor hereunder until the following conditions have been satisfied, in addition to any of the other conditions set forth herein:

             (i) No Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default on the date of the proposed borrowing shall have occurred and be continuing;

             (ii) on the date hereof, the Secured Party shall have received a favorable opinion of counsel from the Debtor substantially in the form attached hereto as Exhibit E;

             (iii) on the date hereof, the Secured Party shall have received (x) evidence of the legal existence and good standing of the Debtor dated as a recent date issued by the Secretary of State of the State of Delaware, (y) copies of the corporate charter of the Debtor as certified by the Secretary of State of the State of Delaware, (z) a certificate of the secretary or assistant secretary of Debtor certifying as to the by-laws of the Debtor, the incumbency and signatures of the officer of the Debtor who have executed this Agreement and the other documents to be executed in connection herewith and the resolutions of the Board of Directors authorizing the execution, delivery and performance of this Agreement and the making of the loans hereunder;

             (iv) the Secured Party shall have received on the date of the proposed borrowing a list of the Contracts or Master Contracts with counterpart schedules or notes endorsed to the Secured Party, delivery and acceptance certificates, UCC financing statements with respect to Collateral with a value

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in excess of $15,000 if any, and other documents, certificates and filings as required by the Secured Party in its discretion in connection with the funding of such Contracts, the originals of which documents shall be held by Debtor in its capacity as Collateral Agent; and

             (v) on the date of the proposed borrowing the Secured Party shall have received the Assignment referred to in Section 2(b) duly executed by the Debtor.

         2. Security Interest and Assignment.

         (a) Security Interest. For value received, Debtor hereby assigns over to and grants to Secured Party a security interest (the "Security Interest") in and to all of the Debtor's right, title and interest in and to the following properties, rights, interests and privileges, whether now owned or hereafter acquired, and in all products thereof and cash and non-cash proceeds of insurance policies from the loss thereof (all of which properties, rights, interests, privileges and proceeds are hereinafter called the "Collateral").

             (i) Contracts. All lease agreements, conditional sale contracts, pay-per-use agreements, notes, security agreements and/or financing documents and agreements of any kind arising out of a lease, rental or provision of, or financing of Equipment entered into between Debtor as lessor, seller, provider or lender and the entity named therein as lessee, purchaser, user or borrower (together with any guarantors or other parties obligated in respect of the Contracts, an "Obligor" or the "Obligors"), together with any master lease agreements or other documents which relate to the above described documents, all of which are in each case covered by or identified in any Assignment (collectively the "Contracts");

             (ii) Goods. All goods and other property and rights covered by any Contract assigned to Secured Party, together with all accessories, accessions, attachments and appurtenances appertaining or attached to or used in connection with any of such property, whether now owned or hereafter acquired (the "Equipment");

             (iii) Obligor Guaranties. All Guaranties given to Debtor, or under which Debtor has rights, by any person or entity guaranteeing the payment and/or performance of any Contract assigned to Secured Party (an "Obligor Guaranty");

             (iv) Rights and Payments. All right, title and interest of Debtor in, under and to the Contracts, and all rents and other sums due and to become due thereunder, including any and all extensions or renewals thereof ("Payments");

             (v) Software. All software products and license agreements or rights covered under any Contract assigned to Secured Party (to the extent Debtor has transferable rights in such software);

             (vi) Other Security. All instruments, documents of title, accounts, general intangibles, or money in each case related to, or property of any kind securing the payment of, any Contract assigned to Secured Party;

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             (vii) Substitutions, Renewals, Replacements, Improvements. All
enhancements to and substitutions, renewals and replacements of, and improvements to, any of the foregoing;

             (viii) Proceeds. All cash and noncash proceeds of any of the foregoing including, but not limited to, insurance proceeds and casualty loss payments ("Proceeds");

             (ix) General Corporate Assets. (i) all of Debtor's inventory now owned or hereafter acquired; (ii) all of the Debtor's documents of title now owned or hereafter acquired; (iii) all of the Debtor's accounts now existing or hereafter arising; (iv) all of the Debtor's general intangibles, chattel paper and instruments now existing or hereafter acquired or arising; (v) all guaranties of the Debtor's existing and future accounts and general intangibles and all other security held by the Debtor for the payment or satisfaction thereof; (vi) the goods or the services, the sale or lease or performance of which gave rise to any account or general intangible of the Debtor, including any returned goods; (vii) all of the Debtor's Equipment now owned or hereafter acquired; (viii) any balance or share belonging to the Debtor of any deposit, agency or other account with any Secured Party and any other amounts which may be owing from to time by any Secured Party to the Debtor; (ix) all property of any nature whatsoever of the Debtor now or hereafter in the possession of or assigned or hypothecated to the Secured Party for any purpose; (x) all Proceeds of all of the foregoing, including all Proceeds of other Proceeds and all rights of Debtor, or any subsidiary of Debtor, as servicer and/or administrator for any chattel paper and equipment of third parties.

         (b) Assignment. In connection with each Loan, Debtor shall execute and deliver to Secured Party an assignment (the "Assignment") in the form attached hereto as Exhibit B which shall identify the Borrowing Limit of the Contracts assigned pursuant thereto.

         (c) No Assumption by Secured Party. Secured Party shall not be deemed by reason of any Assignment to have assumed any of Debtor's, or any lessor's or vendor's, obligations under any Contract.

         3. Indebtedness Secured.

         (a) Security for Loan Related to Assignment and Other Indebtedness. All Collateral covered under an Assignment shall secure the full and prompt payment of all Loans made pursuant to this Agreement and other amounts due to Secured Party under this Agreement, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and including any sums advanced and any costs and expenses incurred by Secured Party pursuant to this Agreement (all of which is herein sometimes referred to as the "Indebtedness").

         (b) Periodic Releases. Provided no Event of Default shall have occurred and be continuing, at such time as Secured Party has received the payment in full of the Prepayment Amount (as hereinafter defined) with respect to any

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Contract covered by such Loan under this Agreement, Secured Party shall release its security interest in the Contract and directly related Collateral within 1 business day of such payment of the Prepayment Amount, without recourse to, and without representations or warranties by, Secured Party of any kind whatsoever. Upon Secured Party's release of Collateral as provided above, the released Collateral shall no longer constitute security for the payment of any Indebtedness.

         4. Representations and Warranties of Debtor.

         Debtor represents and warrants (each representation and warranty shall be considered as having been made and restated concurrently with the making of any Loan as an inducement to Secured Party to make such Loan) that:

         (a) Organization and Qualification. Debtor is a corporation organized, validly existing and in good standing under the laws the State of Delaware; and Debtor is duly qualified and in good standing as a foreign business entity authorized to do business in each state or jurisdiction where such qualification is necessary, where lack of qualification would have a materially adverse affect on Secured Party's rights and remedies with respect to the Collateral.

         (b) Authorization. Debtor is duly authorized to execute and deliver this Agreement, and is and will (as long as this Agreement is in effect and thereafter until payment in full of all amounts due and owing Secured Party pursuant to any Note or this Agreement) continue to be, duly authorized to perform all of Debtor's obligations to Secured Party under this Agreement and under each Note, instrument and document delivered in connection with this Agreement.

         (c) No Conflict. The execution and delivery of this Agreement by Debtor does not, and the performance by Debtor of its obligations under this Agreement will not, conflict with any provision of law, rule or regulation or of its charter or by-laws or of any agreement or court or administrative order, judgment or decree binding upon Debtor.

         (d) Financial Statements. Debtor has delivered to Secured Party copies of (i) Debtor's most recent annual audited financial statements, prepared and certified by an independent firm of certified public accountants satisfactory to Secured Party, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly Debtor's financial condition as at such date, and the results of Debtor's operations for the twelve (12) month period then ended and (ii) Debtor's most recent quarterly financial statements, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter and presenting fairly Debtor's financial condition as at such date and the results of its operations for the quarter then ended, certified as true and correct by Debtor's president, executive vice president, controller or chief financial officer, and since the date of the above described financial statements there has been no material adverse change in Debtor's financial condition.



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         (e) Litigation and Contingent Liabilities. If the Secured Party has so
requested, Debtor has delivered to Secured Party a schedule of material litigation or governmental proceedings pending or threatened against Debtor (including estimates of the dollar amounts involved). Other than any liability incident to the litigation or proceedings disclosed in such schedule, Debtor has no contingent liabilities not provided for or disclosed in the financial statements referred to in Section 4(d).

         (f) Addresses. Debtor's records concerning that part of the Collateral constituting accounts or chattel paper are kept at the address specified on the first page hereof, which is Debtor's chief executive office and principal place of business.

         (g) Tradenames. Debtor has not conducted and does not conduct business under any tradename or assumed name other than those set forth on Schedule 4(g) attached hereto.

         (h) Taxes. The Debtor has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

         (i) No Default. The Debtor has satisfied all judgments and the Debtor is not in default with respect to any judgment, writ, injunction, decree, material rule, or material regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         5. Eligibility Requirements.

         Each of the Loans made pursuant to this Agreement will be made on the basis that the Contracts assigned to Secured Party with respect to each Loan are, at the time that the Loan is made, and will be at all times thereafter until payment in full of such Loans continue to be, Eligible Contracts. In order for a Contract to be an "Eligible Contract", all of the following conditions must be true, correct and satisfied with respect to the Contract, the Payments due under the Contract and the related Collateral:

         (a) Waiver of Defenses. The Contract provides that the Obligor under the Contract waives all defenses, set-offs, counterclaims, deductions or allowance or adjustment against the assignee of the lessor, vendor or financier.

         (b) Bona Fide Transaction; Fixtures. The Contract arises from a bonafide lease or sale of the Equipment, in the ordinary course of business, described in the Contract and the Equipment is in all respects in accord with the requirements of the Contract and has been delivered to and unqualifiedly accepted by the lessee, vendee or borrower thereunder, none of the Equipment covered by the Contract, after its delivery and acceptance by such lessee or vendee, is a fixture under the applicable laws of any state where the Equipment is or may be located.



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         (c) Compliance with Laws; Validity, Enforceability; No Liens. The
Contract and the related Equipment comply in all material respects with all applicable laws and regulations (including, without limitation, interest/usury laws); the Contract is genuine, valid, enforceable in accordance with its terms, accurately describes the related Equipment and Collateral and the Payments due under the Contract, and is in all respects what it purports to be; the Contract, the Payments due under the Contract, the related Equipment and Collateral and all proceeds thereof are not subject to any lien, claim or security interest except the interest of the Obligor and Debtor under the Contract and the lien in Secured Party's favor.

         (d) Good Title. At the time of the Loan made with respect to the Contract, Debtor had (i) good title to the Contract and either good title or a first priority interest in Collateral, free of all liens, claims or security interests; and (ii) all legal power, right and authority to assign the Contract to Secured Party.

         (e) Interest Transferred. A first priority perfected security interest in the Contract, the Payments due under the Contract, and each Obligor Guaranty related to the Contract, free of all liens, claims or security interests, and valid security interest superior to the rights of all others in the Collateral, and all proceeds thereof, shall be vested in Secured Party by the Assignment executed by Debtor relating to the Contract.

         (f) Counterparts of Contract. All counterparts of the Contract have been clearly marked to indicate that only one counterpart is the "Original" and assignable, and that counterpart will be delivered to Secured Party or its designees at the time the Loan is made with respect to the Contract.

         (g) Entire Agreement. The Contract represents the total and complete agreement between Debtor and Obligor with respect to the Collateral and Debtor has entered into no other agreements, whether written or oral, with the Obligor in respect of the Collateral.

         (h) Written Agreements. At the time a Loan is made with respect to a Contract, Debtor has informed Secured Party in writing of all agreements entered into in connection with the Contract and fully executed copies (all original copies if requested by Secured Party) of all those agreements will be delivered to Secured Party simultaneously with delivery of the Contract.

         (i) Capacity and Authority. Each party to the Contract or any Obligor Guaranty has all the legal capacity, power and right required for it to enter into the Contract or Obligor Guaranty and any supplemental agreements, and to perform its obligations thereunder; all such actions have received all corporate or governmental authorization required by any applicable charter, by-law, constitution, law rule or regulation.

         (j) No Obligor Default. No Obligor Default (as defined below in Section 9(c)), or event which with the passage of time or giving of notice, or both, would become an Obligor Default, exists and Debtor had no knowledge of any fact that may impair the Contract's validity. No Obligor is in bankruptcy, receivership, reorganization or is insolvent. No material change has occurred with respect to the Contract or the Obligor.

         (k) No Setoffs of Claims. There exist no setoffs, counterclaims or defenses on the part of any Obligor under the Contract or any Obligor Guaranty to any claims against or obligations of any obligor thereunder.

         (l) No Impairment of Value. Debtor has not done anything that might impair the value of the Contract or any related Obligor Guaranty or any of Secured Party's rights under the Contract, any related Obligor Guaranty, or to the Equipment covered by the Contract or Payments due under the Contract.

         (m) Insurance. The Contract requires that the Equipment covered by or the subject of the Contract be insured to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated and as Debtor or its assigns may reasonably request from time to time.

         (n) Taxes, Inc. All taxes, assessments, fines, fees and other liabilities relating to the Contract, the Payments due under the Contract, the related Collateral, or any related Obligor Guaranty have been paid when due, and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made, except for taxes being contested in good faith.

         (o) No Debtor Default or Violation. Neither Debtor nor the vendor or lessor of the Equipment is in default of any of such party's obligations under the Contract or arising by contract or imposed by applicable law, rule or regulation with respect to the Contract and the related Equipment.

         (p) Perfection. Debtor has taken, at its expense, all steps from time to time requested by Secured Party to perfect (and continue the perfection of) Secured Party's security interest in the Contract, the Payments and the Equipment covered by the Contract. Perfection will be accomplished by Debtor's perfection of a security interest against the Obligors and Secured Party's perfection of its security interest against Debtor.

         (q) No Amendments. Neither the Contract nor any related Obligor Guaranty has been, or will be, altered, modified, changed or amended without Secured Party's prior written consent;

         (r) No Prepayments. At the time of the Loan made with respect to the Contract, no amounts have been prepaid on the Contract except advance payments and security deposits which are required by the terms of the Contract.

         (s) Use of Proceeds. Each Loan shall be used by the Debtor to finance all or a portion of the cost to the Debtor of the Equipment, which shall be leased to unaffiliated third persons, and is the subject of an Eligible Contract securing a Loan or, if such Equipment has already been acquired by the Debtor to reimburse the Debtor for the cost so incurred and for no other purpose.

         (t) Equipment. The Equipment is located in the United States of America and is used for commercial purposes.

         (u) Term. The Contract does not have an initial term greater than 84 months.

         (v) Past Due. No Contract payments are, and have not been at any time, more than 60 days contractually past due.

         (w) Borrowing Base. The Contract has not been a part of the Borrowing for more than 6 months after the consummation of a commercial paper conduct facility between Debtor and Secured Party.

         (x) Progress Payments. No more than 20% of the Borrowing shall at any time be secured by Contracts pursuant to which Debtor is entitled to receive progress payments from the Obligors.

         6. Covenants of Debtor.

         Debtor covenants that so long as the Commitment is in effect or Indebtedness is outstanding, Debtor will:

         (a) Financial Statements. Furnish to Secured Party: (i) as soon as available, but not later than sixty (60) days after the end of each quarter (except the last) of each fiscal year, quarterly unaudited financial statements concerning Debtor's business, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, presenting fairly Debtor's financial condition as at the end of that quarter and containing such data as may be reasonably requested by Secured Party, and certified as true and correct by Debtor's president, executive vice president, controller or chief financial officer; (ii) as soon as available, but not later than one hundred-twenty (120) days after the end of each fiscal year, a copy of Debtor's annual audit report for that year, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly Debtor's financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and signed by independent certified public accountants of recognized standing or otherwise satisfactory to Secured Party; (iii) at the time that any financial statements furnished under clause
(i) or (ii) above, a certificate in substantially the same form as Exhibit C hereto or such other form as shall be satisfactory to Secured Party, signed by Debtor's president, executive vice president, controller or chief financial officer setting forth Debtor's compliance or noncompliance with the covenants and obligations under this Agreement and providing details as to such matters, and if Debtor is not in compliance with any such covenant or obligation, setting forth a statement indicating the measures taken and proposed, and the time for Debtor's return to compliance, and (iv) from time to time any other information as Secured Party may reasonably request.

         (b) Notice of Adverse Events. Notify Secured Party promptly upon Debtor's learning of (i) any default by any Obligor, and/or (ii) any and all litigation or other matters or events concerning Debtor which might reasonably be construed to affect adversely Secured Party's interest in any Collateral or any of Secured Party's rights under this Agreement.

         (c) Access to Books and Records. Permit a representative of Secured Party (including any field examiner or auditor retained by Secured Party), upon at least 2 business days' written notice, to inspect and make copies of Debtor's books and records at Debtor's offices, and to conduct field audits, with expenses (including reasonable travel expenses) to be paid by Debtor not to exceed the lesser of actual reasonable costs or $7,500. So long as no default or event of Default shall have occurred or be continuing, the Secured Party shall not conduct more than one (1) field audit in any fiscal year of the Debtor.

         (d) Taxes, Etc. Make or cause to be made all filings in respect of, and pay or cause to be paid when due, all taxes, assessments, fines, fees and other liabilities (including all taxes and other claims in respect to the Contracts and the related Equipment), except for taxes being contested in good faith.

         (e) Continuity of Business. Not (i) cease to engage in substantially the same line of business in which Debtor is engaged on the date of this Agreement, (ii) cease to engage in the sale, lease and remarketing of goods comparable to the Equipment, or (iii) without Secured Party's prior written consent, sell, transfer or convey a substantial part of Debtor's assets outside of the ordinary course of business which shall include non-recourse financing or effect or be a party to any merger or consolidation.

         (f) Performance of Obligations. Perform all Debtor's obligations arising by contract or imposed by applicable law, rule or regulation with respect to the Contracts and the related Equipment.

         (g) Changed Locations. Notify Secured Party at least thirty (30) days prior to Debtor's (i) changing the location of Debtor's principal place of business or chief executive office or (ii) opening or closing any places of business in any jurisdictions where such openings or closings might affect the place where a UCC financing statement or similar document would need to be filed in order to perfect or protect Secured Party's security interest or other interest in any of the Collateral.

         (h) Further Assurances. From time to time execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request in order to fully effect the purposes of this Agreement and to protect Secured Party's interest in the Collateral.

         (i) Defense Against Claims. Defend the Collateral against the claims and demands of all other parties, including without limitation defenses, set-offs, claims, cross claims and counterclaims asserted by any obligor against Debtor or Secured Party and claims, cross claims and counterclaims asserted by any other creditor claiming an interest in the Collateral.

         (j) Delivery of Additional Documents. Upon Secured Party's reasonable request will deliver to Secured Party or its designees any relevant instruments, documents of title and chattel paper representing or relating to the Collateral or any part thereof, and all schedules, invoices, shipping, or delivery receipts, together with any necessary endorsement or assignment and all purchase orders, contracts, or other documents representing or relating to purchases or other acquisitions or sales, leases or other dispositions of the Collateral and the proceeds thereof and any and all other schedules, documents, and statements relating to the Collateral which Secured Party may from time to time reasonably request.

         (k) Limits. Not permit more than twenty percent (20%) of the Commitment to be secured by Contracts with the same lessee.

         (l) UCC Financing Statements. Deliver to Secured Party such Uniform Commercial Code ("UCC") financing statements against Debtor as shall be reasonably required by Secured Party to perfect its interest in the Collateral.

         (m) Searches. Deliver and pay for such UCC and tax lien searches at the Secretary of State of Delaware on Debtor as Secured Party may from time to time require, but not more frequently than annually in the absence of an Event of Default.

         (n) Monthly Reports. Debtor shall by the twenty-fifth day of each month, provide to Secured Party, in form and detail satisfactory to Secured Party, an aging report on all assigned Contracts and a calculation showing that the Borrowing Limit under Eligible Contracts does not exceed the Borrowing Base. Such monthly aging reports shall be certified by Debtor's president, or its executive Vice President, or controller or chief financial officer.

         (o) Deposit Account. Maintain a demand deposit account at the Secured Party in which funds will be maintained sufficient to satisfy, in any given month, the interest payment due on the Indebtedness.

         (p) Financial Covenants.

             (i) maintain a minimum Adjusted Net Worth of $800,000 from the date hereof and hereafter through and including the termination of the agreement, plus 50% of consolidated quarterly net income (without any reduction for losses) commencing with the quarter ending 9/30/02.

             (ii) maintain an Interest Coverage Ratio of at least 1.10:1 to be measured quarterly from the quarter ending March 31, 2003 until termination of this Agreement. As used herein Interest Coverage Ratio shall mean earnings before interest expense and taxes (EBIT) divided by interest expense.

             (iii) maintain a Senior Leverage Ratio no greater than 4:1.

         As used herein, "Adjusted Net Worth" means Net Worth, minus intangible assets, plus the non-current portion of Subordinated Debt. "Net Worth" means the sum of capital stock, plus retained earnings, plus paid-in-surplus, minus treasury stock. "Net Proceeds" means the sum of any capital stock or other equity invested in Debtor. "Subordinated Debt" means all Debtor's debt which is specifically junior and subordinated to the Indebtedness on terms satisfactory to Secured Party. The "Senior Leverage Ratio" shall be calculated by dividing the Borrower's Consolidated Recourse Debt by the Borrower's Adjusted Net Worth. "Consolidated Recourse Debt" means all Debtor's debts, liabilities and obligations including, but not limited to, all accounts payable, income taxes payable and accrued liabilities and all contingent liabilities of Debtor, including guaranties computed as the maximum liability guaranteed, and any partially recourse debt to the maximum extent of such recourse, but excluding non-recourse debt.

         Debtor will provide quarterly a compliance certificate in form satisfactory to Secured Party, for each of the financial covenants above certified as true and correct by Debtor's president or chief financial officer on the first Business Day of each calendar quarter so long as the Commitment is in effect.

         (q) Fees. Pay the following fees: (i) closing fees and expenses (including, without limitation, reimbursement of audit fees and legal expenses) (not to exceed $2,500 with respect to legal fees), upon execution of this Agreement and (ii) a commitment fee equal to .50% of the average daily unused balance of the Commitment during each calendar quarter payable quarterly in arrears at the end of each calendar quarter commencing with the calendar quarter ending September 30, 2002 and on the date of termination of the Commitment. For clarity, the commitment fee shall accrue from the date of closing but will not be payable until the 9/30/02 calculation in arrears.

Debtor covenants that so long as any Indebtedness remains outstanding Debtor will not:

         (a) Restricted Payments. Declare or pay any dividends; purchase, redeem, retire, or otherwise acquire for value any of its capital stock, now or hereafter outstanding; make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of the Debtor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock. Except that Debtor may declare and pay cash dividends to its stockholders of fifty percent (50%) of the positive net income of the Debtor arising after the date hereof and computed on a cumulative basis so long as no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing or would occur or would occur after giving effect thereto.

         (b) Negative Pledge. Other than with respect to Secured Party, create, incur, assume, or suffer to exist on the Collateral, any mortgage, deed of trust, pledge, lien security interest, assignment, charge, or encumbrance (including without limitation, any conditional sale, or other title retention agreement, or finance lease, except the Contracts themselves), of any nature, upon or with respect to any of the Collateral now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement which names the Debtor or as a debtor, and any Collateral as the property covered by such financing statement or sign, any security agreement authorizing any secured party thereunder to file such financing statement.

         (c) Mergers. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) more than ten percent (10%) of its total assets (whether now owned or hereafter acquired) to any person during any twelve (12) month period, or acquire all or substantially all of the assets or the business of any person, unless (a) such person is in the same line of business as Debtor, (b) Debtor is the surviving entity and (c) no Event of Default exists prior to or after such restructuring.

         (d) Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of more than ten percent (10%) of its, now owned or hereafter acquired, assets (including, without limitation receivables and leasehold interests) during any twelve (12) month period provided, however, that Debtor may (a) lease equipment in the ordinary course of business, (b) enter into securitization of its assets in the ordinary course of business, (c) sell equipment at the expiration or termination of any Contract, and (d) create liens in contracts and specific assets and related equipment not constituting collateral financed on a non recourse basis.

         (e) Intercompany Investments. Any subsidiary of Debtor shall be in substantially the same line of business and Debtor will make no loan to, guaranty the obligations of, or purchase assets of, any subsidiary of Debtor, affiliate of Debtor, or person under common control with Debtor, any person shall include any entity in whatever form.

         7. Agreement to Indemnify.

         (a) Indemnification. Secured Party assumes no obligation or liability to the Obligor under any Contract and no assignment of any Contract shall impose any such obligation or liability on Secured Party. Debtor agrees to indemnify and save Secured Party harmless of, from and against any losses, damages, penalties, forfeitures, claims, costs, expenses (including court costs and reasonable attorney's fees) or liabilities which may at any time be brought, incurred, assessed or adjudged against Secured Party, related to or arising from the Contracts and the related Collateral excluding (except as provided in 12(m) hereof) any of the foregoing relating to any action by any regulatory agency with jurisdiction over Secured Party, but, including, without limitation, those arising or resulting from: any alleged failure of any Contract or the related Equipment to comply with any applicable law, rule, regulation or contractual specification; any alleged failure on Debtor's part to keep or perform any of its obligations, express or implied, with respect to any Contract or the related Equipment; any alleged injury to persons or property or any violation or invasion of any patent or invention rights; any governmental fees, charges, taxes or penalties (other than from relating to the revenue or income of Secured Party) levied or imposed in respect to any Contract or any related Equipment; any breach by Debtor of any of its representations, warranties, covenants or other obligations or agreements contained in this Agreement, in any Contract or in any agreement related hereto or thereto; or any inaccuracy in any information provided to Secured Party by Debtor. The provisions of this Section 7 shall survive termination of the Commitment.

         (b) Indemnity Notices; Control of Proceedings. Debtor will give Secured Party notice of any event or condition that requires indemnification by Debtor hereunder, or any allegation that such event or condition exists, promptly upon obtaining knowledge thereof. Debtor may, at its option assume the defense of any claim or lawsuit for which Secured Party seeks indemnification hereunder, and after any such assumption Secured Party shall no longer defend such claim or lawsuit, provided that counsel shall be reasonably satisfactory to Secured Party. Debtor agrees to pay all amounts due hereunder promptly on notice thereof from Secured Party. To the extent that Debtor may make or provide to Secured Party's satisfaction for payment under this indemnity provision, and if Debtor is otherwise in compliance with the terms of this Agreement, Debtor shall be subrogated to Secured Party's rights with respect to such event or condition and shall have the right to control litigation related thereto and to determine the settlement of claims thereon. All of the indemnities and agreements contained in this Section shall survive and continue in full force and effect notwithstanding termination of this Agreement or of any Contract.

         8. Agreements Regarding Collections.

         (a) Collections. Debtor agrees to collect Payments under all Contracts which are the subject of Loans. Debtor will undertake such collections as owner or servicer and not as Secured Party's agent, and in connection therewith will, at its sole cost and expense, diligently perform all billing and collecting for amounts due and to become due with respect to such Contracts. Debtor shall bill obligors in accordance with its standard billing procedures.

         (b) Collection Reports. So long as Debtor shall administer Contracts, Debtor shall maintain books and records pertaining to all such Contracts. Debtor will provide to Secured Party, on or before the 15th day of each month, a report in the form attached hereto as Exhibit F, as of the preceding month, concerning Contracts assigned to Secured Party under this Agreement, and Equipment related thereto. Subject to the limitations in Section 6(c) hereinabove, Debtor shall give Secured Party and its representatives during normal business hours and upon reasonable notice, access to all records, files, books of account, databases and information pertaining to all Contracts and Payments which are the subject of Loans made pursuant to this Agreement and shall permit such representatives to inspect, audit, and to make extracts there from.

         (c) Taxes. Debtor will make or cause the Obligor to make all filings in respect of, and file or cause the Obligor to file for and remit payments received on account of, any and all personal property taxes, license, permit and registration fees, sales, use, excise, or similar taxes, together with any penalties or interest in connection therewith, now or hereafter imposed by any state, Federal or other government or agency on any Equipment covered or Payments due under any Contracts, whether the same shall be payable by or billed or assessed to the Obligor, Debtor or Secured Party.

         (d) Notice Letters and Billing Information, Contracts with Obligors. Debtor agrees to provide to Secured Party (i) an original notice in the form of Exhibit D hereto, which shall be issued on plain paper and executed by Debtor's duly authorized officer, but be blank as to the addressee and contract information as shown on the Exhibit, and (ii) a supply of Debtor's letterhead upon which copies of the foregoing letter may be reproduced. Debtor irrevocably authorizes Secured Party or its designee, after the occurrence and during the continuation of any uncured Event of Default to mechanically reproduce the executed letter (with completed information as to the Obligor, etc.) and/or to reproduce such letters and execute them on Debtor's behalf and to deliver the same as an original to each Obligor to whom notice under this Section is to be given. Debtor also agrees to provide to Secured Party as reasonably requested, with information stating the names and current addresses of, and to the extent known by Debtor the names of the contact persons for, each Obligor under any Contract then subject to any Loan.

         (e) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party after the occurrence and during the continuation of any uncured Event of Default, as Debtor's true and lawful attorney with full power of substitution, for Debtor and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all Payments and other sums due under Contracts assigned hereunder, to endorse, in writing or by stamp, Debtor's name or otherwise on all checks, collections, receipts or instruments given in payment or part payment thereof. Secured Party's authority may be delegated by Secured Party to any qualified entity with which Secured Party has arranged for the performance of any billing, collection or administration of Contracts.

         (f) Secured Party's Discretion. After the occurrence and during the continuation of any uncured Event of Default Secured Party and its designee may take or fail to take whatever action with respect to the collection of such Payments and receipt of such funds as Secured Party or such designee, in their reasonable but sole discretion, shall deem proper. Regardless of any such action Secured Party may or may not take, the provisions of Section 9 which govern prepayment will remain in force and shall be unaffected by any such action or failure to act on Secured Party's part.

         (g) Reimbursement of Collection Expenses. Debtor agrees to reimburse Secured Party, within ten (10) days after Secured Party's request therefor, for all reasonable and customary out-of-pocket expenses and costs which have been incurred in connection with Secured Party's billing and collection of such Contracts, including but not limited to the costs and expenses incurred or charged in connection with the delegation of such responsibilities to a designee.

         (h) Application of Payments; Excess Payments to Reserve. Following any Event of Default and during the continuation thereof, Secured Party may receive all Payments under the Contracts and apply such Payments against any amounts due from Debtor on account of the Loans or otherwise. The amount of Payments received in excess of amounts shall be allocated by Secured Party to an interest bearing reserve account for the benefit of Debtor ("Reserve") and held for later application against amounts due from Debtor or release to Debtor as provided below.

         9. Prepayments; Mandatory Prepayments.

         (a) Contract Prepayments. If a Contract is prepaid in full for any reason, Debtor shall forthwith prepay in full the Prepayment Amount related to such Contract, subject to provisions of Section 3 hereof.

         (b) Mandatory Partial Prepayment of Loans (Lack of Eligibility). In the event that (i) the Contract related to any Loan at any time is not an Eligible Contract or ceases to be an Eligible Contract, and (ii) Secured Party in its sole discretion requests or demands that the Loan be paid with respect to such Contract, then Debtor shall make a mandatory prepayment of the Loan within three Business Days of Secured Party's request or demand, by paying to Secured Party the Prepayment Amount with respect to the Contract, determined as of the date of prepayment.

         (c) Mandatory Partial Prepayment of Loans (Obligor Default). Upon any
(i) failure of an obligor under any Contract to make a Payment within sixty (60) days of the due date of that payment; (ii) failure of any Obligor to perform any of its material obligations under any Contract which failure is not cured within 30 days of notice; (iii) insolvency of any Obligor, inability of any Obligor to pay its debts as they mature, the making by any Obligor of an Assignment for the benefit of creditors, or institution of any proceeding by or against any Obligor alleging that the obligor is insolvent or unable to pay its debts as they mature if such proceeding is not withdrawn or dismissed within sixty (60) days after its institution; (iv) entry of any final judgment against any Obligor remaining unsatisfied for a period of thirty (30) days if such judgment is deemed by Secured Party to be a material factor in the creditworthiness of the Obligor,
(v) death of any Obligor who is a natural person, (vi) dissolution, merger, consolidation or transfer of a substantial part of the property of any obligor which is a corporation or a partnership, if such dissolution, merger, consolidation or transfer is deemed by Secured Party to be a material factor in determining the creditworthiness of such obligor, or (vii) falsity as of the date made in any material statement, representation or warranty of any Obligor in connection with any Contract, then and in any of such events, Debtor shall make a mandatory prepayment of the Loan, by paying to Secured Party the Prepayment Amount with respect to the Contract within three Business Days of any such event, determined as of the date of prepayment.

         (d) Mandatory Partial Prepayment of Loans (Payment Shortfall). In the event that the aggregate principal balance on the Loans exceeds the Borrowing Base, then Debtor shall immediately make a mandatory partial prepayment of the Loans equal to the amount of such excess.

         (e) Substitution of Contracts. In lieu of payment of the Prepayment Amount with respect to the Contract, as provided in Section 9(b), (c) and (d) above, Debtor may offer Secured Party as a substitute a Contract ("Qualifying Contract") which has the same (or longer) term and the same or more favorable Payment requirements as the Contract to be prepaid, all as determined by Secured Party in Secured Party's sole and reasonable discretion. If Secured Party determines, in its discretion that such Contract is a Qualifying Contract and that the Obligor under the Qualifying Contract has an acceptable credit quality and Secured Party accepts such Qualifying Contract in substitution for the Contract to be prepaid (it being acknowledged that Secured Party shall have no obligation to accept such Qualifying Contract), then the substitution shall occur upon Debtor's execution and delivery to Secured Party of such documents as Secured Party shall reasonably request, including an Assignment, to collaterally assign to Secured Party all of Debtor's right, title and interest in the Qualifying Contract, the Payments arising thereunder and all related Obligor Guaranties, and a first priority perfected security interest in the Equipment related Collateral, and all proceeds thereof. All the terms and conditions of this Agreement, including the eligibility requirements of Section 6 shall apply with respect to the substituted Qualifying Contract. The term of the Qualifying Contract, the amortization schedule for such Qualifying Contract and the Borrowing Limit and monthly payment for such Qualifying Contract shall all be deemed equal to the term, amortization schedule, Borrowing Limit and monthly payment of the Contract to be prepaid as of the date of substitution. Upon Debtor's assignment and Secured Party's acceptance of the Qualifying Contract as soon as practicable Secured Party will release to Debtor all of Secured Party's right, title and interest in the Contract which was to prepaid, any unpaid Payments due thereunder and the Equipment and Collateral securing the same. Upon the substitution of Qualifying Contract for a Contract subject to prepayment under this Section, Debtor shall be relieved of any further prepayment obligation with respect to the Contract originally subject to prepayment.

         (f) Mandatory Prepayment of All Loans. If an Event of Default occurs and is continuing, then upon demand by Secured Party Debtor shall immediately make a mandatory prepayment of all of the Loans by paying to Secured Party the aggregate Prepayment Amount of each of the Loans, determined as of the date of prepayment.

         (g) Determining Prepayment Amounts. The "Prepayment Amount" attributable to any Contract covered by a Loan shall be an amount equal to a pro rata portion of the unpaid principal and accrued interest on such Loan based on a ratio in which the Borrowing Limit of the Contract shall be the numerator and the aggregate Borrowing Limits of all Contracts covered by such Loan shall be the denominator.

         (h) Voluntary Prepayment. Debtor may make optional prepayment of any one or more of the Loans in all or in part (subject to paragraph a hereof) at any time without premium or penalty.

         10. Default.

         (a) Events of Default. Any of the following events or conditions shall constitute an "Event of Default" under this Agreement with respect to the affected Note and Collateral:

             (i) Non-payment within 5 days of when due, whether by acceleration or otherwise, of any Indebtedness, time being of the essence, or failure by Debtor to observe or perform and the continuance thereof for 20 days after notice from Secured Party, any obligation, covenant, condition or agreement required to be observed or performed by Debtor under this Agreement, the Note, Assignment, evidence of Indebtedness, or any Contract or any other default under this Agreement or any material provision of a Contract.

             (ii) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against Debtor provided, however, that if filed against Debtor an Event of Default will not occur unless such proceedings are not dismissed within sixty
(60) days of filing;

             (iii) Making a general assignment by Debtor for the benefit of creditors; the appointment of a receiver or trustee for Debtor or for any of their assets; or the institution by or against Debtor of any kind of insolvency proceedings or any proceeding for the dissolution or liquidation of Debtor; provided, however, that if filed against Debtor an Event of Default will not occur unless such proceedings are not dismissed within sixty (60) days of filing;

             (iv) (1) Failure to pay any indebtedness to Secured Party for borrowed money (other than the Loans or any interest or premium thereon), when due after applicable notice and grace periods (whether by scheduled maturity required prepayment, acceleration, demand, or otherwise), or (2) failure to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed after applicable notice and grace periods, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

             (v) Any representation, warranty or statement made herein or in any other document delivered in connection herewith or any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made; or

             (vi) A judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Debtor and such judgment or judgments shall not have been vacated, discharged, stayed or bothered pending appeal within thirty (30) days from the entry thereof.

         (b) Rights and Remedies upon Default. Upon the happening and during the continuation of any Event of Default Secured Party (i) may declare Debtor to be in Default hereunder and all or any part of the Indebtedness to be immediately due and payable without notice or demand; (ii) may, without any notice whatsoever, demand, collect and sue for any of the payments, Collateral or proceeds thereof and any funds represented by the Reserve and retain and apply such proceeds and funds against the Indebtedness, (iii) take whatever actions as are legally available to it in enforcing the rights or remedies under any or all of the Contracts, or to mitigate damages under the Contracts or to (but Secured Party, shall not be required to) cure any default of Debtor or provide for the performance of Debtor's obligations under the Contracts; (iv) terminate the Commitment and discontinue making any Loans pursuant to this Agreement; (v) shall have all of the rights and remedies of a secured party under the Uniform

Commercial Code as enacted and under any other applicable law from time to time in effect and (vi) may sue or take any other legal action to collect all the Indebtedness from Debtor. Secured Party may also exercise any additional remedies granted herein, in any other agreement now or hereafter in effect between Debtor and Secured Party, in any Contract, or otherwise granted by law or equity. Without limiting the generality of the foregoing, at all times and for any reason Secured Party shall have the right to make a demand for payment of any Indebtedness which is payable upon demand. All rights and remedies of Secured Party under this Agreement, under the Contract, under the Uniform Commercial Code, or otherwise shall be cumulative and exercisable concurrently or consecutively or in the alternative, at Secured Party's option.

         Without limiting the generality of the foregoing, Debtor expressly agrees that, after an Event of Default and during the continuation thereof, Secured Party may (i) subject to Obligor's right under the Contract, lawfully enter any premises where any Collateral (concerning which an Event of Default has occurred) may be without judicial process and take possession of the Collateral, (ii) directly bill and collect for Payments under the Contracts (and take such further actions with respect to the Collateral as provided in Section 8 hereof, and (iii) sell, lease or otherwise dispose of any or all of the Collateral.

         (c) Notice. Debtor agrees that any notice by Secured Party of the sale, lease or other disposition of Collateral or any other intended action under this
Section 10, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor or its successors, assigns or transferees if the notice is mailed by overnight mail via nationally recognized overnight carrier, at least ten (10) calendar days before the date of any public sale, lease or other disposition of the Collateral, or at least ten (10) calendar days before the date after which any private sale, lease or other disposition of the Collateral is to take place, to Debtor's address as specified in this Agreement or to any other address which Debtor has notified Secured Party in writing as the address to which notices shall be given to Debtor or Debtor's successors, assigns or transferees.

         (d) Effect of Sale of Collateral. Any sale by Secured Party whether under any power of sale hereby given or by virtue of judicial proceedings shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Debtor in and to the Collateral sold and shall be a perpetual bar, both at law and in equity, against Debtor, its successors and assigns, and against any all persons claiming the property sold or any part thereof under, by or through Debtor, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Debtor, its successors and assigns (subject, however, to the then existing rights, if any, of the obligor under the applicable Contract and to the rights and interest of Debtor, its successors and assigns, in the proceeds of such sale which are in excess of the amount required to satisfy the Indebtedness).

         (e) Application of Proceeds. The proceeds of any sale or collection of the Collateral or any part thereof, and the proceeds and the avails of any remedy hereunder shall be paid to and applied as follows:

                  (i) To the payment of costs and expenses of foreclosure or suit, if any, and of such sale, and the reasonable compensation of the agents, attorneys, paralegals and counsel of Secured Party and of all expenses, liabilities and advances incurred or made hereunder by Secured Party, or the holder or holders of the Note, and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or other superior lien subject to which said sale may have been made;

                  (ii) To the payment to the holder of the Note of the amount then owing or unpaid on the Note for principal, late charges and interest (first to late charges, then to interest and then to principal); and in case any such proceeds shall be insufficient to pay the whole amount so due upon the Note then to the payment of such principal, late charges and/or interest then owing on the Note as Secured Party or the holders of such Notes shall elect;

                  (iii) To the payment of any other Indebtedness; and

                  (iv) To the payment to Debtor of all sums remaining.

         11. Certain Defined Terms Not Defined Elsewhere in the Agreement.

         "Acquisition Costs" shall mean with respect to any item of Equipment the original cost to the Debtor of acquiring the same.

         "Borrowing Base" shall mean the lesser of (i) $10,000,000 or (ii) Borrowing Base Advances.

         "Borrowing Base Advances" mean the lesser of (i) 80% of present value of the cash flow stream from the underlying leases or (ii) the original underlying lease amount.

         "Business Day" shall mean any day, excluding Saturday and Sunday and excluding any other day which in the State of Ohio is a legal holiday or a day on which banking institutions are authorized by law to close.

         "Scheduled Payments" shall mean those non-cancelable payments that are scheduled to become due under an Eligible Contract (as hereinafter defined) on account of rent or payment of the equipment cost financed under the Contract, but excluding payments due to taxes, insurance and non-equipment related items.

         12. Miscellaneous.

         (a) Costs of Enforcement. Debtor agrees to pay all reasonable costs and expenses, including reasonable attorney's and paralegals' fees, expenses and court cost incurred by Secured Party in enforcing any of the provisions of this Agreement or in enforcing any obligations of Debtor contained in the Note or Assignment.

         (b) Waiver of Notice of Obligor Default. Debtor consents that, after the occurrence and during the continuation of an Event of Default and without affecting any of Debtor's liabilities or obligations hereunder or under the Note or Assignment, Secured Party may agree with any Obligor as to any commercially reasonable modification, alteration, release, compromise, extension, waiver, consent, or other similar or dissimilar indulgence of or with respect to any Contract.

         (c) Notices. Any notice under this Agreement shall be in writing and shall be delivered in person, by Federal Express or by United States first class mail, postage prepaid, and addressed:

             (i) if to Debtor, at Debtor's address set forth on the first page of this Agreement;

             (ii) if to Secured Party, at National City Bank, One South Broad Street, 13th Floor, Philadelphia, Pennsylvania, 19107, Attn: Michael Labrum;

             (iii) to either part at any other address as such party may, by notice as herein provided, received by the other, designate as its address for all notices under this Agreement.

         (D) VENUE JURISDICTION. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY SECURED PARTY IN PHILADELPHIA, PENNSYLVANIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. DEBTOR HEREBY (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA OR THE STATE OF OHIO OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (II) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT DEBTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW AND (IV) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SECURED PARTY OR ANY OF ITS DIRECTOR, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OR RELATING TO THIS AGREEMENT IN ANY COURT

OTHER THAN ONE LOCATED IN A COUNTY IN PENNSYLVANIA OR OHIO WHERE SECURED PARTY MAINTAINS AN OFFICE. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR SECURED PARTY'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR SECURED PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR DEBTORS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS ARISING OUT OF, OR RELATED TO, THIS AGREEMENT OR THE NOTE.

         (e) Successors and Assigns; Entire Agreement; Assignment by Secured Party. This Agreement shall be binding on, and inure to the benefit of, Secured Party and Debtor and their respective successors and assigns and contains the entire understanding and agreement with respect to the subject matter hereof. It is understood and agreed that from time to time Secured Party may assign (i) to one or more of Secured Party's affiliates, subsidiaries or subsidiaries of its affiliates, all of Secured Party's right, title and interest in any Loan, loan documents or Collateral; and with Debtor's prior consent (so long as no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default) to any other person or entity, and (ii) assign, transfer or grant participations (but not assignments) in this Agreement or any Loan, loan documents or Collateral, of not more than forty-nine percent (49%) interest to any person or entity.

         (f) Assignment of Debtor. This Agreement is not assignable by Debtor, by operation of law or otherwise, except to a party acquiring substantially all of Debtor's assets, employees and business and Debtor's obligations may not be delegated, except in connection therewith.

         (g) Secured Party's Reliance. All of the covenants, agreements, representations and warranties made by Debtor in this Agreement shall, notwithstanding any investigation by Secured Party, be deemed to be material to and to have been relied upon by Secured Party with respect to each Loan made by Secured Party pursuant to this Agreement. Secured Party's knowledge at any time of any breach of or non-compliance with any of such covenants, agreements, representations or warranties shall not constitute a waiver of any thereof. None of Secured Party's rights under this Agreement will be waived except by a writing signed by Secured Party and any such waiver will be effective only as to the matters expressly set forth in such writing.

         (h) Illegality. Secured Party's obligation to perform under this Agreement is limited by and subject to any and all applicable laws, rules and regulations. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Notwithstanding anything herein to the contrary, in no event shall interest, fees or charges payable under this Agreement, the Note or any Loan Document exceed those permitted by applicable law. Any provision of this Agreement, the Note or of any Loan Document which would otherwise charge or require payment of any interest, fee or charge in excess of the maximum permitted by applicable law shall be hereby amended to charge and require payment of only the maximum interest, fee or charge permitted by applicable law.

         (i) Perfection of Security Interest. Debtor authorizes Secured Party to file any financing statement or statements relating to the Collateral (with or without Debtor's signature thereon), and to take any other action deemed necessary or appropriate by Secured Party to perfect and to continue perfection of the Security Interest. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to execute financing statements in Debtor's name and to perform all other acts which Secured Party deems necessary or appropriate to perfect and protect the Security Interest. Such appointment is binding and coupled with an interest. Upon request of Secured Party before or after the occurrence of an Event of Default, Debtor agrees to give Secured Party or its designees possession of any Collateral in its control or physical possession, possession of which is, in Secured Party's opinion, necessary or desirable to perfect or continue perfection of priority of the security Interest. A photocopy of this Agreement is sufficient as a financing statement and may be filed as such if Secured Party so elects.

         (j) Offset. Without limiting any other right of Secured Party, whenever any Indebtedness owed to Secured Party is due and unpaid or whenever Secured Party has the right to declare any Indebtedness to be immediately due an payable, Secured Party may set off against the Indebtedness all monies then owed to Debtor by Secured Party in connection with a Loan, whether or not due.

         (k) Failure to Perform; Reimbursement. Upon Debtor's failure to perform any of its duties hereunder or under any Contract, Secured Party may, but it shall not be obligated to, perform any of such duties and Debtor shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in doing so with interest thereon at a rate equal to the lesser of the Prime Rate plus three percent (3%) or the maximum rate permitted by applicable law.

         (l) Waiver of Notice of Dishonor and Protest, etc. Debtor waives dishonor, protest, presentment, demand for payment, notice of dishonor and notice of protest of any instrument at any time held by Secured Party with respect of which Debtor is any way liable and waives notice of any other action by Secured Party.

         (m) Increased Costs. In the event that any future law:

             (a) changes the basis of taxation of any amounts payable to the Secured Party under this Agreement or the Loans (other than taxes imposed on the overall net income of the Secured Party) by the United States or the jurisdiction in which the Lender has its principal offices; or

             (b) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or liabilities of, the Secured Party, and the result of any such event referred to in Subsection (a) or (b) above shall be to increase the Secured Party's costs of making or maintaining any Loan or to reduce any amount receivable by the Secured Party from the Debtor in respect of any Loan, then, upon demand made by the Secured Party as promptly as practicable after it obtains knowledge that such aforesaid cost exist but in no event later than ninety (90) days after obtaining such knowledge, the Debtor shall pay to Secured Party additional fees in an amount which shall be sufficient to compensate the Secured Party for such costs. In the event that Secured Party shall make any demand for additional fees as hereinabove set forth, the Debtor shall be entitled to receive from the Lender documentation reasonably substantiating the occurrence of any event referred to in Subsection (a) or (b) above and a determination of how the increased costs to Secured Party and the amount of additional fees to Secured Party have been determined.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



LEAF FINANCIAL CORPORATION

By:  _______________________
Name:
Title:


NATIONAL CITY BANK


By:_________________________
Name: Michael Labrum
Title:   Senior Vice President



EXHIBITS:

A        Note
B        Assignment
C        Compliance Certificate
D        Notice to Obligor
E        Monthly Report

                                  SCHEDULE 4(g)
                                  -------------

                                  (Tradenames)


         HVAC Capital Corp
         Advantage Leasing Corp
         Integrity Leasing & Financing
         Millennium Leasing & Financial Services
         Medstrat Capital
         American Equipment Finance

                                    EXHIBIT A

                  TO REVOLVING CREDIT AGREEMENT AND ASSIGNMENT
                                  ("AGREEMENT")

                      LEAF FINANCIAL CORPORATION ("DEBTOR")
                    AND NATIONAL CITY BANK ("SECURED PARTY")


                                   MASTER NOTE

$10,000,000.00                                                     June 11, 2002


         FOR VALUE RECEIVED, the undersigned LEAF FINANCIAL CORPORATION ("Debtor") promises to pay to the order of NATIONAL CITY BANK together with any other holder hereof, "Lender"), at its office at One South Broad, 13th Floor, Philadelphia, Pennsylvania 19107 or at such other place as Lender may from time to time designate in writing, without grace, the principal sum of Ten Million Dollars ($10,000,000.00) or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal from time to time outstanding at the rate per annum set forth in the Revolving Credit Agreement and Assignment (the "Credit Agreement") defined below. Principal and interest owing under this Note shall be payable as provided in the Credit Agreement.

         In the event that any payment of principal or interest is not made within five (5) days of the date when due hereunder, whether at its stated maturity, by acceleration or otherwise, it is hereby agreed that Lender shall have the option of collecting, on demand, interest on the unpaid amount of such delinquent payment from the day when due until the day when paid, at a rate equal to three percent (3%) above the "Prime Rate" (as defined in the Agreement), provided however, that in no event shall the rate of interest charged exceed the maximum rate permitted by applicable law.

         Interest owing under this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments made hereunder shall at Lender's option be applied first to late charges, then to accrued interest, then to principal. All amounts owing under this Note shall be payable in lawful money of the United States of America which, as at the time of payment, shall be legal tender for the payment of public and private debts and shall be payable without relief or benefit of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing.

         This Note is secured by that certain Revolving Credit Agreement and Assignment dated June 11, 2002 (the "Credit Agreement") between Debtor and Lender, the Security Agreement dated as of June 11, 2002 between Debtor and Lender and the Guaranty of Payment dated as of June 11, 2002 between Guarantor and Lender and by Assignments issued pursuant to the Credit Agreement, under which a security interest is granted in favor of Lender, which together with all other agreements, instruments and documents delivered in connection therewith and herewith, are hereinafter sometimes referred to as the "Loan Documents".

         In the event of any default, after applicable notice and cure periods, in the payment or performance of any liability or obligation owing under this Note, under any of the Loan Documents, or under any other instrument, document or agreement executed by or binding on Debtor in favor of Lender, Lender may during the continuation of such default declare this Note, all interest hereunder and all other amounts payable hereunder to be immediately due and payable, without further notice or demand of any kind. In addition, upon the occurrence and during the continuation of any such default, Lender shall have all other rights and remedies existing in Lender's favor at law or in equity or provided for in any of the Loan Documents or in any of such other instruments, documents, or agreements. The rights and remedies of Lender as provided herein, in the Loan Documents, in such other instruments, documents, and agreements, at law and in equity shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any other event.

         Voluntary prepayments of this Note are permitted as more fully provided in the Credit Agreement. Mandatory prepayment in full of this Note shall be required to be paid upon the occurrence of certain events and within the times provided in the Credit Agreement.

         Notwithstanding anything herein to the contrary, in no event shall interest, fees or charges payable under this Note or any Loan Document exceed those permitted by applicable law. Any provision of this Note or of any Loan Document which would otherwise charge or require payment of any interest, fee or charge in excess of the maximum permitted by applicable law shall be hereby amended to charge and require payment of only the maximum interest, fee or charge permitted by applicable law.

         Debtor waives presentment and demand for payment, dishonor, notice of dishonor, protest and notice of protest of this Note. Debtor agrees to pay all of Lender's reasonable costs and expenses of collection, including reasonable attorneys' and paralegals' fees and expenses.

         If more than one party shall execute this Note, the term "Debtor" as used herein shall mean all parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. The provisions of this Note shall be binding upon Debtor and its heirs, personal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

         THE LOAN EVIDENCED HEREBY HAS BEEN MADE, AND THIS NOTE HAS BEEN DELIVERED, AT PHILADELPHIA, PENNSYLVANIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE COMMONWEALTH OF PENNSYLVANIA. DEBTOR HEREBY (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA OR THE STATE OF OHIO, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS; (II) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT DEBTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND
(IV) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN A COUNTY WHERE DEBTOR MAINTAINS AN OFFICE IN PENNSYLVANIA OR OHIO. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. DEBTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS NOTE.

         If this Note is not dated when executed by Debtor, Lender is hereby authorized, without notice to Debtor, to date this Note as of the date when the first loan evidenced hereby is made. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                            LEAF FINANCIAL CORPORATION


                                            By:_________________________
                                            Name:
                                            Title:

                                            Debtor's Address:
                                            1845 Walnut Street, 10th Floor
                                            Philadelphia, Pennsylvania  19103

                                    EXHIBIT B

                  TO REVOLVING CREDIT AGREEMENT AND ASSIGNMENT
                                  ("AGREEMENT")

                           DATED June 11, 2002 BETWEEN
                      LEAF FINANCIAL CORPORATION ("DEBTOR")
                    AND NATIONAL CITY BANK ("SECURED PARTY")

                                   ASSIGNMENT


FOR VALUE RECEIVED and pursuant to a Revolving Credit Agreement and Assignment dated June 11, 2002 (the "Agreement"), between the undersigned and NATIONAL CITY BANK (the "Assignee"), the undersigned hereby grants a security interest in, and collaterally assigns to the Assignee, all of the undersigned's right, title and interest in and to:

         (i) Contracts. All lease agreements, conditional sale contracts, pay-per-use agreements, notes, security agreements and/or financing documents and agreements described on Schedule A hereto entered into between undersigned as lessor, seller, provider or lender and the entity named therein as lessee, purchaser, user or borrower (together with any guarantors or other parties obligated in respect of the Contracts, an "Obligor" or the "Obligors"), together with any master lease agreements or other documents which relate to the above described documents (collectively the "Contracts").

         (ii) Goods. All goods and other property and rights covered by any Contract, together with all accessories, accessions, attachments and appurtenances appertaining or attached to or used in connection with any of such property, whether now owned or hereafter acquired (the "Equipment").

         (iii) Obligor Guaranties. All guaranties given to undersigned, or under which undersigned has rights, by any person or entity guaranteeing the payment and/or performance of any Contract (an "Obligor Guaranty").

         (iv) Rights and Payments. All right, title and interest of undersigned in, under and to the Contracts, and all rents and other sums due and to become due thereunder, including Any and all extensions or renewals thereof ("Payments").

         (v) Software. All software products and license agreements or rights covered under any Contract (to the extent the undersigned has transferable rights in such Software).

         (vi) Other Security. All instruments, documents of title, accounts, general intangibles or money in each case related to or other property of any kind securing the payment of any Contract.

         (vii) Substitutions, Renewals, Replacements, Improvements. All enhancements to and substitutions, renewals and replacements of, and improvements to any of the foregoing.

         (viii) Proceeds. All cash and noncash proceeds of any of the foregoing including insurance proceeds and casualty loss payments.

         The Aggregate Borrowing Limits of the Contracts assigned hereby is $_________ and the Borrowing Limit attributable to each Contract is listed on the attached Schedule A hereto.

         Notwithstanding anything herein or in the Agreement to the contrary, the undersigned has not assigned or delegated, and the Assignee has not assumed or promised to perform, any of the undersigned's duties or obligations under the Contract or with respect to any property referred to in or covered by the Contract.

         The terms and conditions of this Assignment, including, but not limited to, the undersigned's warranties with respect to the Contract and the undersigned's obligations to the Assignee with respect to such Contract, are as provided for in the Agreement, to which reference is hereby made for a statement thereof. The term "Payments" as used in this Assignment shall have the same meaning herein as in the Agreement.

         This Assignment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the Commonwealth of Pennsylvania.

         This Assignment shall be binding upon and inure to the benefit of the undersigned and the Assignee and their respective successors and assigns.


Dated:_______________                  LEAF FINANCIAL CORPORATION


                                       By:________________________
                                       Name:
                                       Title:

Debtor's Address:

1845 Walnut Street, 10th Floor
Philadelphia, Pennsylvania  19103

                                   Schedule A
                                   ----------

                           (Contracts Being Assigned)

                                    EXHIBIT C

                  TO REVOLVING CREDIT AGREEMENT AND ASSIGNMENT
                                  ("AGREEMENT")
                                      DATED
                              June 11, 2002 BETWEEN
                      LEAF FINANCIAL CORPORATION ("DEBTOR")
                    AND NATIONAL CITY BANK ("SECURED PARTY")


                             COMPLIANCE CERTIFICATE
                         (To be furnished on Letterhead)


NATIONAL CITY BANK
One South Broad Street, 13th Floor
Philadelphia, Pennsylvania  19107

Attention:    [_______________]

         Re: The Revolving Credit Agreement and Assignment, dated as of June 11, 2002 (herein, together with any amendments from time to time made thereto, called the "Agreement"), between Leaf Financial Corporation ("Debtor") and NATIONAL CITY BANK ("Secured Party").

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement. For purposes hereof, section and subsection references herein relate to sections and subsection references, respectively of the Agreement, and bracketed amounts or ratios refer to the maximum or minimum amounts or ratios required under the relevant sections of the Agreement.

         Debtor hereby delivers to Secured Party, together with the financial statements required pursuant to Section 6(a) of the Agreement, this Compliance Certificate (the "Certificate") for the accounting period from ________, 20__ to __________, 20__. (Insert dates representing the fiscal period covered by this Certificate).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         (1) I am the duly elected __________ of Debtor;

         (2) I have reviewed the terms of the Agreement, and have made, or have caused to be made under my supervision, a review (which in the case of quarterly or annual certificates was a detailed review) of the financial conditions of the Debtor during the accounting period covered by the attached financial statements;

         (3) The examinations described in paragraph (2) did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a default of any covenant, agreement or obligation to Secured Party set forth under the terms of the Agreement, or any Loan subject to the Agreement during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate (except as set forth below);

         (4) As of the date of this Certificate, the Debtor is not in default under any covenant set forth in the Agreement;

         (5) Debtor has provided Secured Party, within fifteen (15) days following the end of each calendar month, with such reports and summaries as is provided for under Sections 6(n) and 8(b) of the Agreement; and

         (6) Debtor is not in default of any debt which is not subordinated in priority of payment, or of any credit or financing agreement with Secured Party.

         I hereby certify in my capacity as an officer of Debtor that the information set forth above is accurate as of ________, 20__ to the best of my knowledge after diligent inquiry.


Dated:______________, 20__

                                         LEAF FINANCIAL CORPORATION


                                         By:_________________________
                                         Name:
                                         Title:

                                    EXHIBIT D
                  TO REVOLVING CREDIT AGREEMENT AND ASSIGNMENT
                                  ("AGREEMENT")
                           DATED June 11, 2002 BETWEEN
                      LEAF FINANCIAL CORPORATION ("DEBTOR")
                    AND NATIONAL CITY BANK ("SECURED PARTY")

                             [NOTICE OF ASSIGNMENT]




         Re: _____________________Agreement dated _________________(the
         "Agreement") between Leaf Financial Corporation ("Leaf Financial") and __________________ ("User")

         Leaf Financial hereby gives notice to User that Leaf Financial has assigned and transferred to National City Bank ("Secured Party") all of its right, title and interest in and to, but none of its obligations under, the Agreement. In connection with the Assignment, Leaf Financial has also granted National City Bank a security interest in all of Leaf Financial's rights in the goods (the "Equipment") covered by the Agreement.

         Leaf Financial hereby irrevocably directs User to make any and all payments required or permitted to be made pursuant to the Agreement directly to National City Bank at the following address: Attn: Michael Labrum, NATIONAL CITY BANK, One South Broad Street, 13th Floor, Philadelphia, Pennsylvania 19107, or to such other address as the Secured Party may specify. All of such payments should be payable to Secured Party. Leaf Financial agrees that payment to Secured Party in accordance with the foregoing instructions will relieve User of its obligation to make such payment to Leaf Financial pursuant to the Agreement. The Assignment shall not relieve Leaf Financial from the performance of any of its obligations under the Agreement or make or cause the Secured Party to be liable for such obligations. User should settle all claims against Leaf Financial, whether arising under or related to the Agreement or otherwise, directly with Leaf Financial.

         User is hereby advised that User should not, without Secured Party's prior written consent, (i) modify or amend the Agreement, (ii) assign, encumber or sublet its rights under the Agreement, or (iii) exercise any of its rights under the Agreement which are exercisable only with the consent of Leaf Financial.

         A copy of each notice which User is required to give Leaf Financial under the terms of the Agreement should be sent by User to Secured Party at its address set forth above by certified mail, postage prepaid, or at such other address as Secured Party may hereafter notify User. User is also requested to acknowledge its consent to the assignment of the Leaf Financial's rights under the Agreement to Secured Party. Please indicate this consent by countersigning a copy of this letter in the space provided below and returning the countersigned copy to Secured Party at:


                                     NATIONAL CITY BANK
                                     One South Broad Street
                                     13th Floor
                                     Philadelphia, Pennsylvania  19107

                                     LEAF FINANCIAL CORPORATION


                                     By:________________________________
                                     Name:
                                     Title:



Assignment Acknowledged and Consented to:


_____________________________ ("User")
By:
Title:

                                    EXHIBIT E

                          [FORM OF OPINION OF COUNSEL]



                                                            _____________, 2002



NATIONAL CITY BANK
One South Broad Street
Philadelphia, Pennsylvania  19107


                           Leaf Financial Corporation

Ladies and Gentlemen:

         We have represented Leaf Financial Corporation, a Delaware corporation ("Debtor"), in connection with that certain Revolving Credit Agreement and Assignment dated as of June 11, 2002 (the "Loan Agreement") between Debtor and NATIONAL CITY BANK ("Lender"). This opinion is delivered to you pursuant to the Loan Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

         In connection with this opinion, we have examined originals or photostatic copies of the following documents:

         (a) the Loan Agreement;

         (b) the Note;

         (c) the form of the Assignment;

         (d) the Security Agreement; and

         (e) the Guaranty of Payment

The Loan Agreement, the Note, the Security Agreement, the Guaranty of Payment and the form of the Assignment are collectively referred to herein as the "Loan Documents."

         In preparing this opinion, we have also examined originals or photostatic or certified copies of the following documents and records:

             (a) certified copies of the Articles of Incorporation and Bylaws of Debtor, as amended to date;

             (b) certified copies of written consents or minutes of meetings of the Board of Directors of Debtor in which actions were taken with respect to the Loan Documents;

             (c) a Certificate of Good Standing of the Delaware Secretary of State dated [________ __, 2002] with respect to Debtor; and

             (d) such other documents and certificates of officers of Debtor and of public officials as we have deemed necessary for this opinion..

         We have assumed as a basis for our opinions, and have not independently verified the accuracy of, the factual matters set forth in certificates of public officials and of Debtor. In our examination, we have assumed the capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

         We have also assumed (i) the due corporate existence of Lender and the due authorization, power and full legal right and authority of Lender to make the loan evidenced by the Note and to execute, deliver and perform the Loan Agreement, (ii) that each of the Loan Documents constitutes the legal, valid and binding obligation of Lender and is enforceable against Lender in accordance with its terms, (iii) that Lender is a duly licensed national Secured Party ing association, and (iv) each Assignment is executed in the form reviewed by us.

         The phrase "to our knowledge" when used in this opinion with respect to any statement means that, during the course of our representation of Debtor in connection with the Loan Documents and taking into account our review of the certificates described in the second preceding paragraph, no information that would give us actual knowledge of the inaccuracy of any such statement has come to the attention of those attorneys in this firm who have rendered legal services to Debtor in connection with the Loan Documents.

         In rendering the opinion set forth in Section 1 below regarding the good standing of Debtor, we have relied solely on the Certificates of Status referred to above, a certificate from a responsible officer of Debtor as to the, good standing of Debtor as of the date hereof and the fact that, to our knowledge, no action has been taken to challenge or contest the good standing of Debtor since the respective dates of such certificates.

         Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion that:

         1. Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority necessary to (i) transact the business in which it is presently engaged, and (ii) execute and perform all of the Loan Documents and borrow under the Loan Agreement.

         2. The execution, delivery and performance of the Loan Documents by Debtor have been duly authorized by all necessary corporate action on the part of Debtor. Each of the Loan Documents constitutes the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with its terms.

         3. Except for the filing of any UCC- I financing statements in connection with the making of Loans, no consent, license, approval or authorization of or filing with any Delaware governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by Debtor of the Loan Documents.

         4. The execution and delivery of the Loan Documents by Debtor and performance by Debtor thereunder (i) do not: violate any provision of Debtor's Articles of Incorporation or Bylaws, and (ii) to our knowledge, do not violate any provision of Delaware law, or any regulation promulgated thereunder, which would have a material adverse effect on Lender's rights or remedies thereunder.

         The opinions expressed herein are qualified by and are subject to:

             (a) General principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including the specific enforceability of any of the remedies, covenants or other provisions of the Loan Documents and the availability of injunctive relief.

             (b) The effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or arrangement laws or laws affecting the enforcement of creditors' rights generally.

             (c) The unenforceability under Delaware law of certain provisions of the Loan Documents which do not affect the validity thereof and without which such documents contain adequate provisions for enforcement or acceleration, subject to the limitations expressed herein, if an Event of Default occurs as a result of a material breach of a material covenant contained therein. In addition, we advise you that Delaware court decisions invoking statutes or principles of equity have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor, including the acceleration of indebtedness due under debt instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (ii) the enforcement of such covenants or provisions under the circumstances would be unreasonable, violate the implied covenant of good faith and fair dealing or be commercially unreasonable.

         In addition, the opinions expressed herein are subject to the following further qualifications and we express no opinion as to:

             (i) the effect of any laws limiting the liquidation of damages or imposition of a penalty, as they may affect the enforceability of provisions increasing the interest rate payable after a default or charging a fee for early payment of all or part of the principal of the loan evidenced by the Note.

             (ii) the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

             (iii) the enforceability of provisions which purport to award attorneys' fees to any one party in view of Section 1717 of the Delaware Civil Code which provides that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees.

             (iv) the enforceability of provisions waiving broadly or vaguely stated rights or unknown future rights' provisions to the effect that rights or remedies are not exclusive, but every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, the right of set-off or provisions to the effect that the election of some particular remedy or remedies does not preclude or waive recourse to one or more others.

             (v) the enforceability of provisions which waive statutory, regulatory or constitutional rights, including statutes of limitations, rights to receive notice and rights to be allowed to cure, unless and only to the extent that such statute, regulation or constitution explicitly allows waiver.

             (vi) the enforceability of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of that right or remedy.

             (vii) the enforceability of provisions to the effect that terms of an agreement are severable.

             (viii) the enforceability of provisions that all waivers or amendments must be in writing.

             (ix) the enforceability of provisions enlarging a secured party's rights after default beyond those granted under the Uniform Commercial Code, waiving any requirement that a creditor proceed in a commercially reasonable manner or authorizing any procedure in advance that may in fact not be commercially reasonable.

             (x) the enforceability of provisions purporting to waive trial by jury, venue, service of process, moratorium, available defenses or stay provisions of law.

             (xi) the enforceability of choice of law provisions, forum selection clauses and consent to jurisdiction clauses (both as to personal jurisdiction and subject matter jurisdiction).

             (xii) the enforceability of provisions concerning summary or self-help remedies or which establish presumptions in favor of Lender.

             (xiii) the enforceability of provisions appointing Lender as the attorney-in-fact for Debtor.

             (xiv) the attachment, perfection or priority of any security interest provided for in the Loan Documents.

             (xv) the compliance by Debtor with any covenant contained in the Loan Documents that require any numerical or mathematical calculation or computation.

         We call your attention to the fact that the Loan Documents state that they are governed by Pennsylvania law, and that we are not rendering any opinion with respect to the law of Pennsylvania. Therefore, we have not examined the question of what law would govern the interpretation or enforcement of the Loan Documents and our opinion is based on the assumption that the internal laws of Delaware would govern the provisions of the Loan Documents and the transactions contemplated thereby. We note that if the Loan Documents are not, in fact, legal, valid, binding and enforceable under the laws of Pennsylvania, the Loan Documents may not be enforced by a Delaware court under applicable conflicts-of-law principles.

         We are qualified to practice law in Delaware, and we express no opinion herein on the law of any jurisdiction other than the laws of Delaware.

         This opinion is intended solely for your benefit and is not intended to be relied upon by my other person or entity. This opinion may not be furnished by you to any other person or entity (other than a regulatory agency with jurisdiction over you), nor quoted by you in any document, instrument or other writing, without our prior written consent.

                                              Very truly yours,

                                              [_____________________]


                                               By_______________________________
                                                      A Member of the Firm

                                    EXHIBIT F
                           Leaf Financial Corporation
                            Warehouse Funding Report
                                      Dated

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                                         Date in BB          Original Term       # months           Net            Progress
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 Lease #       Lessee                                                            Remaining          Investment     Payment
                                                                                 on Contract
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
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 Total
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